Exhibit 4.1

                STRATSSM CERTIFICATES SERIES SUPPLEMENT 2006-3

                                    between





                   SYNTHETIC FIXED-INCOME SECURITIES, INC.,
                                  as Trustor





                                      and





                             THE BANK OF NEW YORK,
                    as Trustee and Securities Intermediary







       STRATSSM TRUST FOR ALLSTATE CORPORATION SECURITIES, SERIES 2006-3

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                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

PRELIMINARY STATEMENT........................................................1

Section 1.  Certain Defined Terms............................................1

Section 2.  Creation and Declaration of Trust; Sale of Underlying
            Securities; Acceptance by Trustee................................6

Section 3.  Designation......................................................6

Section 4.  Date of the Certificates.........................................7

Section 5.  Certificate Stated Amount and Denominations......................7

Section 6.  Currency of the Certificates.....................................7

Section 7.  Form of Securities...............................................7

Section 8.  Swap Payments; Collateral Account................................7

Section 9.  Certain Provisions of Base Trust Agreement Not Applicable........8

Section 10. Distributions....................................................8

Section 11. Termination of Trust............................................11

Section 12. Limitation of Powers and Duties.................................11

Section 13. Compensation of Trustee.........................................12

Section 14. Modification or Amendment of the Base Trust Agreement, the
            Series Supplement or the Swap Agreement.........................13

Section 15. Assignment of Rights under the Swap Agreement or IRFC
            Contracts.......................................................13

Section 16. Accounting......................................................14

Section 17. No Investment of Amounts Received on Underlying Securities......14

Section 18. No Event of Default.............................................14

Section 19. Notices.........................................................14

Section 20. Access to Certain Documentation.................................15

Section 21. Advances........................................................15


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Section 22. Ratification of Agreement.......................................15

Section 23. Counterparts....................................................15

Section 24. Governing Law...................................................15

Section 25. Certificate of Compliance.......................................15

Section 26. Certain Filing to be Made by the Trustee........................15

Section 27. Establishment of Accounts.......................................16

Section 28. Statement of Intent.............................................16

Section 29. Filing of Partnership Returns...................................16

Section 30. "Financial Assets" Election.....................................16

Section 31. Trustee's Entitlement Orders....................................17

Section 32. Conflict with Other Agreements..................................17

Section 33. Additional Trustee and Securities Intermediary
            Representations.................................................17

Section 34. Additional Trustor Representations..............................18

Section 35. Assessment and Attestation Requirements.........................18

Section 36. Additional Rights of the Swap Counterparty......................18

Section 37. Modification of Certain Provisions of Base Trust Agreement......18

Section 38. Evidence of Integration for Tax Purposes........................19

Section 39. [reserved]......................................................19

Section 40. Identification of Straddle for Tax Purposes. The Trustee
            retains Exhibit G on behalf of each Certificateholder...........19



Exhibit A -- Identification of the Underlying Securities as of Closing Date Exhibit B -- Terms of the Certificates as of Closing Date
Exhibit C -- Form of Certificates
Exhibit D -- Form of Swap Agreement
Exhibit E -- Evidence of Integration for Tax Purposes
Exhibit F -- Form of IRFC Contracts
Exhibit G -- Identification of Straddle Position Under Section 1092(A)(2) of
             the Internal Revenue Code Purposes


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      STRATSSM SERIES SUPPLEMENT 2006-3, dated as of April 28, 2006 (this
      "Series Supplement"), between SYNTHETIC FIXED-INCOME SECURITIES, INC., a Delaware corporation, as Trustor (the "Trustor"), and THE BANK OF NEW YORK, a New York banking corporation as trustee (the "Trustee") and as securities intermediary (the "Securities Intermediary").


                             PRELIMINARY STATEMENT

            Pursuant to the Base Trust Agreement, dated as of February 28, 2006 (the "Base Trust Agreement" and, as supplemented pursuant to the Series Supplement, the "Agreement"), between the Trustor and the Trustee, such parties may at any time and from time to time enter into a series supplement supplemental to the Base Trust Agreement for the purpose of creating a trust.
Section 5.13 of the Base Trust Agreement provides that the Trustor may at any time and from time to time direct the Trustee to authenticate and deliver, on behalf of any such trust, a new Series of trust certificates. Each trust certificate of such new Series of trust certificates will represent a fractional undivided beneficial interest in such trust. Certain terms and conditions applicable to each such Series are to be set forth in the related series supplement to the Base Trust Agreement.

            Pursuant to this Series Supplement, the Trustor and the Trustee shall create and establish a new trust to be known as STRATSSM Trust For Allstate Corporation Securities, Series 2006-3, and a new Series of trust certificates to be issued thereby, which certificates shall be known as the STRATSSM Certificates, Series 2006-3, and the Trustor and the Trustee shall herein specify certain terms and conditions in respect thereof. The Trust shall also enter into a swap agreement (the "Swap Agreement") pursuant to which the Trust will exchange interest payments due on the Underlying Securities for payments from the Swap Counterparty which will be passed through to the Certificateholders and interest rate forward contracts (the "IRFC Contracts") pursuant to which the IRFC Counterparty (as defined herein) will be obligated to make certain payments to the Trust for each of the first thirteen Distribution Dates which will be passed through to the Certificateholders.

            The STRATSSM Certificates, Series 2006-3 shall be floating rate Certificates (the "Certificates") issued in the form thereof set forth in Exhibit C.

            On behalf of and pursuant to the authorizing resolutions of the Board of Directors of the Trustor, an authorized officer of the Trustor has authorized the execution, authentication and delivery of the Certificates, and has authorized the Base Trust Agreement, the Swap Agreement (as defined below), and this Series Supplement in accordance with the terms of Section
5.13 of the Base Trust Agreement.

            Section 1. Certain Defined Terms. (a) All terms used in this Series Supplement that are defined in the Base Trust Agreement, either directly or by reference therein, have the meanings assigned to such terms therein, except to the extent such terms are defined or modified in this Series Supplement or the context requires otherwise. The Base Trust Agreement also contains rules as to usage which shall be applicable hereto.

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            (b) Pursuant to Article I of the Base Trust Agreement, the meaning of certain defined terms used in the Base Trust Agreement shall, when applied to the trust certificates of a particular Series, be as defined in Article I but with such additional provisions and modifications as are specified in the related series supplement. With respect to the Certificates, the following definitions shall apply:

            "Acceleration": The acceleration of the maturity of the Underlying Securities after the occurrence of any default on the Underlying Securities other than a Payment Default.

            "Accounts": Collectively the Certificate Account and the Collateral Account.

            "Affected Party": Shall have the meaning provided under the Swap Agreement.

            "Agreement": Agreement shall have the meaning specified in the Preliminary Statement to this Series Supplement.

            "Base Trust Agreement": Base Trust Agreement shall have the meaning specified in the Preliminary Statement to this Series Supplement.

            "Business Day": Any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law, executive order or governmental decree to be closed.

            "Calculation Agent": Wachovia Bank, National Association, in its capacity as calculation agent under the Swap Agreement.

            "Certificate Account": With respect to this Series, the Eligible Account, which shall be a securities account established and maintained by the Securities Intermediary in the Trustee's name, to which the Underlying Securities and all payments made on or with respect to the related Underlying Securities and all payments made to the Trust on or with respect to the Swap Agreement shall be credited.

            "Certificateholder" or "Holder": With respect to any Certificate, the Holder thereof.

            "Certificateholders" or "Holders": The Holders of the
Certificates.

            "Certificates": Certificates shall have the meaning specified in the Preliminary Statement to this Series Supplement.

            "Closing Date": April 28, 2006.

            "Collateral Account": With respect to this Series, the Eligible Account, which shall be a securities account established and maintained by the Securities Intermediary in the Trustee's name, to which any Posted Collateral and all proceeds thereof shall be credited in accordance with the Swap Agreement.


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            "Collection Period": The period from (but excluding) the preceding
Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date), through and including the current Distribution Date.

            "Corporate Trust Office": The Bank of New York, 101 Barclay Street, New York, NY 10286 or such other corporate trust office as the Trustee shall designate in writing to the Trustor and the Certificateholders.

            "Defaulting Party": Shall have the meaning provided under the Swap Agreement.

            "Depositary": The Depositary Trust Company.

            "Depositor": The Trustor acting specifically with respect to the conveyance of the Underlying Securities under this Series Supplement.

            "Distribution Date": Any Scheduled Distribution Date, the Maturity Date or any Underlying Securities Default Distribution Date or, if applicable, any Underlying Securities Redemption Distribution Date.

            "Final Scheduled Distribution Date": The Maturity Date.

            "Interest Collections": For any Distribution Date, the sum of (i) all amounts received during the Collection Period ending on such Distribution Date from the Swap Counterparty pursuant to the Swap Agreement and from the IRFC Counterparty pursuant to the IRFC Contracts and (ii) any amounts representing interest on the Underlying Securities that are actually received by the Trust pursuant to the Underlying Securities on such Distribution Date and not required to be paid to the Swap Counterparty pursuant to the Swap Agreement.

            "IRFC Contracts": The ISDA Master Agreement (including the Schedule thereto) dated as of the Closing Date, between the Trust and Wachovia Bank, N.A., in its capacity as the IRFC counterparty, as supplemented by Confirmation Number 1401515, 1401514, 1401513, 1401512, 1401508, 1401507,
1401506, 1401505, 1401504, 1401499, 1401498, 1401497, 1422829, in the form attached hereto as Exhibit F.

            "IRFC Counterparty": Wachovia Bank, N.A., or any permitted successor or assign thereto.

            "IRFC Liquidation Amounts": The meaning provided in Section 10(b) of this Series Supplement.

            "Maturity Date": April 1, 2036.

            "Optional Exchange": Any exchange of Certificates held by the Depositor for Underlying Securities under Section 39 of this Series Supplement.

            "Payment Default": A default by the Underlying Securities Issuer in the payment of any amount due on the Underlying Securities after the same becomes due and payable on any


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Underlying Securities Payment Date (and the expiration of any applicable grace period on the Underlying Securities).

            "Place of Distribution": New York, New York.

            "Posted Collateral": Shall have the meaning provided under the Swap Agreement.

            "Rating Agency": S&P and any successor thereto. References to "the Rating Agency" in the Agreement shall be deemed to be such credit rating agency.

            "Record Date": With respect to any Distribution Date, the day immediately preceding such Distribution Date.

            "Regulation AB": Regulations promulgated by the Securities and Exchange Commission and codified under 17 C.F.R. Subpart 229.1100.

            "S&P": Standard & Poor's Ratings Services or any successor thereto.

            "Scheduled Distribution Date": (i) For so long as the Swap Agreement shall not have been terminated the 1st day of each calendar month, or, if any such day is not a Business Day, then the immediately following Business Day, commencing May 1, 2006, until the date on which the Certificates have been retired; provided, however, that payment on each Scheduled Distribution Date shall be subject to prior payment of interest or principal, as applicable, on the Underlying Securities or

            (ii) upon the occurrence of a Swap Agreement Termination Event that is not also a Trust Termination Event, Scheduled Distribution Dates will thereafter occur semi-annually on each April 1 and October 1, or the immediately following Business Day, until the Certificates have been retired.

            "SEC Reporting Failure": Any circumstance in which the Underlying Securities Issuer either (x) states in writing that it intends permanently to cease filing periodic reports required under the Securities Exchange Act of 1934 or (y) fails to file its required periodic reports for any quarterly reporting period, and (2) the Trustor determines after consultation with the Securities and Exchange Commission, that under applicable securities laws, rules or regulations the Trust must be liquidated or the Underlying Securities distributed.

            "Specified Currency": United States Dollars.

            "Swap Agreement": The ISDA Master Agreement (including the Schedule thereto) dated as of the Closing Date, referred to in the definition of IRFC Contracts in this Section 1, between the Trust and Wachovia Bank, N.A., in its capacity as the swap counterparty, as supplemented by Confirmation Number 1393468, 1404674, in the form attached hereto as Exhibit D.

            "Swap Agreement Termination Event": The occurrence of any "Event of Default" or "Termination Event" under the Swap Agreement.


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            "Swap Counterparty": Wachovia Bank, N.A., or any permitted successor or assign thereto.

            "Trust": STRATSSM Trust For Allsatate Corporation Securities, Series 2006-3.

            "Trust Termination Event": (a) the payment in full at maturity or upon early redemption of the Certificates, (b) the final distribution of the proceeds received upon a recovery on the Underlying Securities (after deducting the costs incurred in connection therewith) after an Acceleration or other default with respect to the Underlying Securities (and the expiration of any applicable grace period on the Underlying Securities), (c) the distribution (or liquidation and distribution) of the Underlying Securities in accordance with Section 10(i) hereof in the event of an SEC Reporting Failure,
(d) any Swap Agreement Termination Event pursuant to which the Trust is the Defaulting Party or an Affected Party and amounts are owed by the Trust under the Swap Agreement that are in excess of the redemption proceeds or other current distributions on the Underlying Securities or (e) any Optional Exchange of all Certificates then outstanding.

            "Underlying Securities": As of the Closing Date, $35,000,000 of 5.95% Notes due 2036 issued by the Underlying Securities Issuer, sold to the Trustor by Wachovia Securities and identified on Exhibit A hereto.

            "Underlying Securities Default Distribution Date": The date on which the Trustee makes a final distribution of the proceeds received in connection with a recovery on the Underlying Securities (in the case of Payment Default, after deducting any costs incurred in connection therewith) following a Payment Default or an Acceleration or other default with respect to the Underlying Securities.

            "Underlying Securities Issuer": The Allstate Corporation.

            "Underlying Securities Payment Date": The 1st day of each April and October ending on April 1, 2036; provided, however, that if any Underlying Securities Payment Date would otherwise fall on a day that is not a Business Day, such Underlying Securities Payment Date will be the following Business Day.

            "Underlying Securities Redemption Distribution Date": Any date on which the payment of the principal of the Underlying Securities, either in whole or in part, is paid to the Trustee.

            "Underlying Securities Trustee": The trustee for the Underlying Securities.

            "Unpaid Amounts": As to the Trust or the Swap Counterparty, respectively, an amount equal to the regular scheduled payments that such party is otherwise required to make under the Swap Agreement, through, but excluding, the date on which the Swap Agreement is terminated.

            "Voting Rights": The Certificateholders shall have 100% of the total Voting Rights with respect to the Certificates and shall be allocated among all Holders of Certificates in proportion to the Stated Amounts held by such Holders on any date of determination.


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            "Wachovia Securities": Wachovia Capital Markets, LLC.

            Section 2. Creation and Declaration of Trust; Sale of Underlying Securities; Acceptance by Trustee. (a) The Trust, of which the Trustee is the trustee, is hereby created under the laws of the State of New York for the benefit of the holders of the Certificates and the Swap Counterparty. The Trust shall be irrevocable.

            (b) The Trustor, acting as Depositor, does hereby sell, assign, convey and set-over to the Trustee, on behalf and for the benefit of the Trust, the Underlying Securities at a purchase price of $35,143,031 in cash. The Trustee shall pay the full purchase price for the Underlying Securities by delivering to Wachovia Securities, for the account of the Depositor, and as the assignee of Depositor with respect to such amounts, (i) $34,946,350 on the Closing Date and (ii) $196,681 on October 1, 2006, which represents the accrued and unpaid interest of the Underlying Securities on the Closing Date. The amounts to be paid to Wachovia Securities set forth in clause (i) above, shall be paid from the proceeds of the issuance of the Certificates to be received by the Trustee on the Closing Date. The amounts to be paid to Wachovia Securities set forth in clause (ii) above, shall be paid from the interest payment on the Underlying Securities to be received by the Trustee on May 1, 2006. In the event that such interest payment on the Underlying Securities is not received by the Trustee on such date or is otherwise insufficient to pay such amount of accrued and unpaid interest to Wachovia Securities, Wachovia Securities, for the account of the Depositor, and as assignee of Depositor with respect to such amounts, shall have a claim for the unpaid portion of such amount and shall share pari passu with Certificateholders to the extent of such claim in the proceeds from the sale or recovery of the Underlying Securities. The Trustor hereby instructs the Trustee on behalf of and for the benefit of the Trust to enter into and execute the Swap Agreement and the IRFC Contracts and perform the obligations thereunder on behalf of the Trust, including, but not limited to, receiving and returning any collateral posted by the Swap Counterparty in accordance with the Swap Agreement. The Trustee shall enter into additional swap agreements or other derivatives only if instructed to do so by the Trustor, subject to consent from the Swap Counterparty and the Rating Agency Condition.

            (c) The Trustee hereby (i) acknowledges such sale, deposit and delivery, pursuant to subsection (b) above, and receipt by it of the Underlying Securities, (ii) acknowledges receipt of the duly authorized and executed Swap Agreement and the IRFC Contracts, (iii) accepts the trusts created hereunder in accordance with the provisions hereof and of the Base Trust Agreement but subject to the Trustee's obligation, as and when the same may arise, to make any payment or other distribution of the assets of the Trust as may be required pursuant to this Series Supplement, the Base Trust Agreement, the Certificates and the Swap Agreement, and (iv) agrees to perform the duties herein or therein required and any failure to receive reimbursement of expenses and disbursements under Section 13 hereof shall not release the Trustee from its duties herein or therein.

            Section 3. Designation. There is hereby created a Series of trust certificates to be issued pursuant to the Base Trust Agreement and this Series Supplement to be known as the "STRATSSM Certificates, Series 2006-3". The Certificates shall have the terms provided for in this Series Supplement. The Certificates shall be issued in the amount set forth in Section 5 and with the additional terms set forth in Exhibit B to this Series Supplement. The Certificates shall


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be issued in substantially the form set forth in Exhibit C to this Series
Supplement with such necessary or appropriate changes as shall be approved by the Trustor and the Trustee, such approval to be manifested by the execution and authentication thereof by the Trustee. The Certificates shall evidence undivided ownership interests in the assets of the Trust, subject to the liabilities of the Trust and shall be payable solely from payments or property received by the Trustee on or in respect of the Underlying Securities and the Swap Agreement and the IRFC Contracts.

            Section 4. Date of the Certificates. The Certificates that are authenticated and delivered by the Trustee to or upon Trustor Order on the Closing Date shall be dated the Closing Date. All other Certificates that are authenticated after the Closing Date for any other purpose under the Agreement shall be dated the date of their authentication.

            Section 5. Certificate Stated Amount and Denominations. On the Closing Date, up to 1,400,000 Certificates with an aggregate Stated Amount of $35,000,000 may be authenticated and delivered under the Base Trust Agreement and this Series Supplement. The Stated Amount of the Certificates shall equal 100% of the initial principal amount of Underlying Securities sold to the Trustee and deposited in the Trust. Such Stated Amount shall be calculated without regard to Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Sections 5.3, 5.4 or 5.5 of the Base Trust Agreement.

            Section 6. Currency of the Certificates. All distributions on the Certificates will be made in the Specified Currency.

            Section 7. Form of Securities. The Trustee shall execute and deliver the Certificates in the form of one or more global certificates registered in the name of the Depositary or its nominee.

            Section 8. Swap Payments; Collateral Account. (a) The Trust shall pay to the Swap Counterparty (i) for so long as the Swap Agreement shall not have been terminated, an amount equal to all interest payments received by the Trust in respect of the Underlying Securities on each Underlying Securities Payment Date or on any other date such amounts are received by the Trust, excluding any amount of interest that accrued with respect to the Underlying Securities from the Underlying Securities Payment Date immediately preceding the Closing Date to, but excluding, the Closing Date and (ii) all other amounts owing to the Swap Counterparty under the Swap Agreement to the extent Trust assets are sufficient therefor, including but not limited to all Unpaid Amounts upon the occurrence of any Swap Agreement Termination Event.

            (b) The Trustee shall, within 3 Business Days of the Closing Date, establish the Collateral Account. Any and all amounts at any time on deposit in the Collateral Account shall be held in trust by the Trustee for the benefit of Certificateholders and the Swap Counterparty; provided, that, the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Collateral Account shall be (i) for application to obligations of the Swap Counterparty to the Trust under the Swap Agreement in accordance with the terms of the Swap Agreement, or (ii) to return Posted Collateral to the Swap Counterparty


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when and as required by the Swap Agreement, which the Trustee shall return to the Swap Counterparty in accordance with the related Swap Agreement. In the event any cash is held in the Collateral Account, the Trustee shall hold such cash uninvested unless otherwise directed by the Trustor in writing.

            Section 9. Certain Provisions of Base Trust Agreement Not Applicable. The provisions of Sections 5.11, 5.16, 6.2, Article VII, 8.1, 8.2 and 8.10 of the Base Trust Agreement and any other provision of the Base Trust Agreement which imposes obligations on or creates rights in favor of the Trustee or the Certificateholders as a result of or in connection with an "Event of Default" or "Administrative Agent Termination Event" shall be inapplicable with respect to the Certificates. In addition, there is no "Administrative Agent" specified herein, and all references to "Administrative Agent" in the Base Trust Agreement, therefore shall be inapplicable with respect to the Certificates.

            Section 10. Distributions. (a) On each Distribution Date so long as no Swap Agreement Termination Event has occurred for which the Trust is the Defaulting Party or an Affected Party, the Trustee shall distribute to the Certificateholders the Interest Collections. On the Maturity Date, and to the extent received on any other Scheduled Distribution Date or any Underlying Securities Redemption Distribution Date, so long as no Swap Agreement Termination Event has occurred for which the Trust is the Defaulting Party or an Affected Party, the Trustee shall distribute to the Certificateholders, the principal amount of the Underlying Securities to the extent the principal of the Underlying Securities is received by the Trustee on such date or during the related Collection Period plus any accrued interest thereon.

            (b) If a Swap Agreement Termination Event has occurred for which the Trust is the Defaulting Party or an Affected Party, the Trustee, first, shall distribute all collections received on the Underlying Securities and IRFC Liquidation Amounts to the Swap Counterparty until all amounts owing to the Swap Counterparty under the Swap Agreement for payments in connection with such Swap Agreement Termination Event (including any Unpaid Amounts) have been paid in full and, second, shall distribute all remaining amounts to the Certificateholders. If the distribution in the preceding sentence is insufficient to pay in full all amounts owing to the Swap Counterparty, the Trustee shall proceed to liquidate or distribute the Underlying Securities in accordance with Section 10(h). Upon any liquidation of the Underlying Securities, the Trustee, first, shall distribute the proceeds thereof to the Swap Counterparty until all amounts owing to the Swap Counterparty have been paid in full and, second, shall distribute all remaining amounts to the Certificateholders. In the event of a Swap Agreement Termination Event, after paying all amounts due to the Swap Counterparty as set forth in the first sentence of this Section 10(b), if no Trust Termination Event has occurred, all Interest Collections shall thereafter be distributed to Certificateholders on each applicable Distribution Date. If a Swap Agreement Termination Event has occurred for which the Swap Counterparty is the Defaulting Party or the only Affected Party, notwithstanding the termination of the Swap Agreement, the Trustee shall distribute any Unpaid Amounts to the Swap Counterparty from Interest Collections on the Underlying Securities and IRFC Liquidation Amounts. If at any time prior to the Distribution Date in May 2007, a Swap Termination Event has occurred for which the Trust is the Defaulting Party or an Affected Party, the Trustee shall liquidate any remaining IRFC Contracts in accordance with the instructions of the Trustor and shall apply the proceeds of such liquidation net of the Trustee' s expenses incurred in carrying out the liquidation (the "IRFC


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Liquidation Amounts") in the manner set forth herein. In executing any such sale the Trustee shall solicit bids from three leading dealers in the relevant market, as selected by the Trustor, one of which may include Wachovia Securities.

            (c) In all cases hereunder, if any payment with respect to the Underlying Securities is made to the Trustee after the Underlying Securities Payment Date on which such payment was due, the Trustee shall distribute such amount received on the Business Day following such receipt.

            (d) In the event of a Payment Default while the Swap Agreement is in effect and if any payment is due to the Swap Counterparty, the Underlying Securities will be liquidated in accordance with Section 10(h). Otherwise, in the event of a Payment Default, the Trustee shall proceed against the Underlying Securities Issuer on behalf of the Certificateholders to enforce the Underlying Securities or otherwise to protect the interests of the Certificateholders, subject to the receipt of indemnity in form and substance satisfactory to the Trustee; provided, that Holders of the Certificates representing a majority of the Voting Rights on the Certificates will be entitled to direct the Trustee in any such proceeding or direct the Trustee to sell the Underlying Securities, subject to the Trustee's receipt of satisfactory indemnity.

            (e) In the event of an Acceleration and a corresponding payment on the Underlying Securities prior to any liquidation of the Underlying Securities hereunder, the Trustee shall distribute the proceeds to the Certificateholders no later than two (2) Business Days after the receipt of immediately available funds pursuant to Section 10(b).

            (f) In the event the Trustee receives property other than cash in respect of the Underlying Securities such property will be applied first, to the Swap Counterparty until all amounts owing to the Swap Counterparty have been paid in full and, second, to the Certificateholders. Property other than cash will be liquidated by the Trustee, and the proceeds thereof distributed in cash, to the extent necessary to pay to the Swap Counterparty all amounts owed to it under the Swap Agreement and, thereafter, to the extent necessary to avoid distribution of fractional securities to Certificateholders. In-kind distribution of Underlying Securities or other property to Certificateholders will be deemed to reduce the Stated Amount of Certificates on a proportionate basis. Following such in-kind distribution, all Certificates will be cancelled. No amounts will be distributed to the Trustor in respect of the Underlying Securities. The Swap Counterparty shall direct the Trustee with respect to any liquidation of such property to the extent of the full amount owed to it under the Swap Agreement.

            (g) If an SEC Reporting Failure occurs, then the Trustor shall promptly notify the Trustee, the Swap Counterparty and the Rating Agency of such SEC Reporting Failure and the Trustee shall, only if instructed by the Trustor, proceed to liquidate or distribute the Underlying Securities in accordance with Section 10(h).

            (h) If at any time, the Trustee is directed to sell the Underlying Securities, the Trustee shall solicit bids for the sale of the Underlying Securities with settlement thereof on or before the third (3rd) Business Day after such sale from three leading dealers in the relevant market, which may include but is not limited to any three of the following dealers: (1) Wachovia Securities, (2) Goldman, Sachs & Co., (3) Lehman Brothers Inc., (4) Merrill Lynch, Pierce,


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Fenner & Smith Incorporated, (5) Citigroup Global Markets Inc., (6) J.P.
Morgan Securities Inc. and (7) Deutsche Bank Securities Inc.; provided, however, that no bid from Wachovia Securities or any affiliate thereof shall be accepted unless such bid equals the then fair market value of such Underlying Securities. The Trustee shall not be responsible for the failure to obtain a bid so long as it has made reasonable efforts to obtain bids. If a bid for the sale of the Underlying Securities has been accepted by the Trustee but the sale has failed to settle on the proposed settlement date, the Trustee shall request new bids from such leading dealers. In any circumstance in which the sale of the Underlying Securities is required hereunder, the Trustee shall, to the extent it is so directed by the Trustor, provide Certificateholders with the option to elect to receive an "in-kind" distribution of their pro rata share of the Underlying Securities; provided, that, (1) an in-kind distribution shall be subject to the prior sale of Underlying Securities in accordance with the provisions of this Section 10(h) to the extent necessary, to pay any amounts owing to the Swap Counterparty under Section 10(b), (2) a Certificateholders' pro rata share of the Underlying Securities shall be a principal amount of Underlying Securities equal to the aggregate principal amount of the Underlying Securities minus the amount required to be distributed to the Swap Counterparty pursuant to the second sentence of Section 10(b) multiplied by a fraction the numerator of which is the Stated Amount of that holder's Certificates and the denominator of which is the aggregate principal amount of the Underlying Securities and
(3) odd-lot amounts that cannot be distributed in-kind because they are not within the authorized denominations of the Underlying Securities shall be distributed in cash. Any such in-kind distribution shall constitute the final distribution in respect of the Certificates as to which such option is exercised.

            (i) Distributions to the Certificateholders on each Distribution Date will be made to the Certificateholders of record on the Record Date.

            (j) All distributions to Certificateholders shall be allocated pro rata among the Certificates based on their respective Outstanding Amounts as of the Record Date.

            (k) Notwithstanding any provision of the Agreement to the contrary, to the extent funds are available, the Trustee will initiate payment in immediately available funds by 1:00 P.M. (New York City time) on each Distribution Date of all amounts payable to each Certificateholder with respect to any Certificate held by such Certificateholder or its nominee (without the necessity for any presentation or surrender thereof or any notation of such payment thereon) in the manner and at the address as each Certificateholder may from time to time direct the Trustee in writing 15 days prior to such Distribution Date requesting that such payment will be so made and designating the bank account to which such payments shall be so made. The Trustee shall be entitled to rely on the last instruction delivered by the Certificateholder pursuant to this Section 10(k) unless a new instruction is delivered 15 days prior to a Distribution Date.

            (l) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Series Supplement. The Trustee shall in no way be responsible or liable to the Certificateholders nor shall any Certificateholder in any way be responsible or liable to any other Certificateholder in respect of amounts previously distributed on the Certificates based on their respective Outstanding Amounts.

            Section 11. Termination of Trust. (a) The Trust shall terminate upon the occurrence of any Trust Termination Event.

            (b) Except for any reports and other information required to be provided to Certificateholders hereunder and under the Base Trust Agreement and except as otherwise specified herein and therein, the obligations of the Trustee will terminate upon the distribution to the Swap Counterparty and Certificateholders of all amounts required to be distributed to them and the disposition of all Underlying Securities held by the Trustee. The Trust shall thereupon terminate, except for surviving rights of indemnity.

            (c) In the event that there is any Posted Collateral remaining in the Collateral Account upon a Trust Termination Event, the Trustee shall return such remaining collateral to the Swap Counterparty no later than the date of termination of the Trust.

            Section 12. Limitation of Powers and Duties. (a) The Trustee shall administer the Trust and the Underlying Securities solely as specified herein and in the Base Trust Agreement.

            (b) The Trust is constituted solely for the purpose of acquiring and holding the Underlying Securities, entering into and performing its obligations under the Swap Agreement and the IRFC Contracts and issuing the Certificates. The Trustee is not authorized to acquire any other investments or engage in any activities not authorized herein and, in particular, unless expressly provided in the Agreement, the Trustee is not authorized (i) to sell, assign, transfer, exchange, pledge, set-off or otherwise dispose of any of the Underlying Securities, once acquired, or interests therein, including to Certificateholders, (ii) to merge or consolidate the Trust with any other entity, or (iii) to do anything that would materially increase the likelihood that the Trust will fail to qualify as a grantor trust for United States federal income tax purposes. In addition, the Trustee has no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated herein and in the Base Trust Agreement.

            (c) The parties acknowledge that the Trustee, as the holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of the Underlying Securities and enforce the other rights, if any, of a holder of the Underlying Securities, except as otherwise limited by the Base Trust Agreement or this Series Supplement. In the event that the Trustee receives a request from the Underlying Securities Trustee, the Underlying Securities Issuer or, if applicable, the Depositary with respect to the Underlying Securities, for the Trustee's consent to any amendment, modification or waiver of the Underlying Securities, or any document relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall within two (2) Business Days mail a notice of such proposed amendment, modification, waiver or solicitation to the Swap Counterparty and each Certificateholder of record as of the date of such request. The Trustee shall request instructions from the Certificateholders as to what action to take in response to such request and shall be protected in taking no action if no direction is received. Except as otherwise provided herein, the Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion as the Certificates were actually voted or not voted by the Holders thereof as of the date determined by the Trustee prior to the date such vote or consent is required; provided, however, that, notwithstanding anything to the contrary in the Base Trust Agreement or this Series Supplement, the Trustee shall at no time vote in favor of or consent to any matter (i) which would alter the timing or amount of any payment on the Underlying Securities (including, without limitation, any demand to accelerate the Underlying Securities) or (ii) which would result in the exchange or substitution of any Underlying Security whether or not pursuant to a plan for the refunding or refinancing of such Underlying Security, except in each case with the unanimous consent of the Certificateholders; provided, further, that the Trustee shall not take any such action if it would affect the method, amount or timing of payments due to the Swap Counterparty or otherwise materially adversely affect the interests of the Swap Counterparty under the Swap Agreement and result in a Swap Agreement Termination Event, in each case without the prior written consent of the Swap Counterparty. The Trustee shall have no liability for any failure to act or to refrain from acting resulting from the Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

            (d) Notwithstanding any provision of the Agreement to the contrary, the Trustee may require from the Certificateholders prior to taking any action at the direction of the Certificateholders, an indemnity agreement of a Certificateholder or any of its Affiliates to provide for security or indemnity against the costs, expenses and liabilities the Trustee may incur by reason of any such action.

            (e) Notwithstanding any provision of the Agreement to the contrary, the Trustee shall act as the sole Authenticating Agent, Paying Agent and Registrar.

            Section 13. Compensation of Trustee. The Trustee shall be entitled to receive from the Trustor as compensation for its services hereunder (which shall include the Trustee acting in any other capacity in this transaction including, without limitation, as holder of collateral under any Credit Support Instrument), trustee's fees pursuant to a separate agreement between the Trustee and the Trustor, and shall be reimbursed for all reasonable expenses, disbursements and advances incurred or made by it (including the reasonable compensation, disbursements and expenses of its counsel and other persons not regularly in its employ). The Trustor shall indemnify and hold harmless the Trustee and its successors, assigns, agents and servants against any and all loss, liability or reasonable expense (including attorney's fees) incurred by it in connection with the administration of this trust and the performance of its duties thereunder (which shall include the Trustee acting in any other capacity in this transaction including, without limitation, as holder of collateral under any Credit Support Instrument). The Trustee shall notify the Trustor promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Trustor shall not relieve the Trustor of its obligations hereunder. The Trustor need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith. The indemnities contained in this Section 13 shall survive the resignation or termination of the Trustee or the termination of this Agreement.

            Failure by the Trustor to pay, reimburse or indemnify the Trustee shall not entitle the Trustee to any payment, reimbursement or indemnification from the Trust, nor shall such failure release the Trustee from the duties it is required to perform under this Series Supplement. Any unpaid, unreimbursed or unindemnified amounts shall not be borne by the Trust and shall not constitute a claim against the Trust, but shall be borne by the Trustee in its individual capacity, and the Trustee shall have no recourse against the Trust with respect thereto.

            Section 14. Modification or Amendment of the Base Trust Agreement, the Series Supplement or the Swap Agreement. (a) The Trustee shall not enter into any modification or amendment of the Base Trust Agreement or this Series Supplement unless such modification or amendment is in accordance with Section
10.1 of the Base Trust Agreement. If the Rating Agency Condition is not satisfied with respect to any proposed modification or amendment of the Base Trust Agreement or this Series Supplement, then any such modification or amendment must be approved by 100% of the Certificateholders. The Trustee shall not enter into any amendment or modification of this Agreement that would affect the method, amount or timing of payment due to the Swap Counterparty or the consent rights of the Swap Counterparty hereunder or otherwise materially adversely affect the interests of the Swap Counterparty under the Swap Agreement and result in a Swap Agreement Termination Event, in each case without the prior written consent of the Swap Counterparty. The Trustee shall provide fifteen Business Days written notice to the Swap Counterparty before entering into any amendment or modification of this Agreement pursuant to this Section 14.

            (b) The Trustee shall not enter into any modification or amendment of the Swap Agreement or the IRFC Contracts without the prior written consent of holders of Certificates representing 66 ?% of the Voting Rights and without prior written confirmation from the Rating Agency that such amendment will not result in a reduction or withdrawal of the then current rating of the Certificates; provided, however, that each of the Swap Counterparty and the Trustee may amend the Swap Agreement and each of the IRFC Counterparty and the Trustee may amend the IRFC Contracts, in each case without the prior written consent of Certificateholders to cure any ambiguity in, or to correct or supplement any provision of the Swap Agreement or the IRFC Contracts, respectively, which may be inconsistent with any other provision of the Swap Agreement or the IRFC Contracts, respectively, or to otherwise cure any defect in the Swap Agreement or the IRFC Contracts, respectively, provided that any such amendment does not materially adversely affect the interest of the Certificateholders and that the Rating Agency will have given its prior written confirmation that such amendment will not result in a reduction or withdrawal of the then current rating of the Certificates; provided further, however, that notwithstanding anything to the contrary, no amendment may alter the timing or amount of any payment on the Swap Agreement or the IRFC Contracts without the prior consent of 100% of the Certificateholders and without giving the Rating Agency prior written notice of any such amendment.

            (c) Until a Responsible Officer of the Trustee has actual knowledge of the occurrence of an event that would constitute a Swap Agreement Termination Event, the Trustee shall be entitled to assume (and shall be fully protected, indemnified and held harmless in doing so) that no Swap Agreement Termination Event has occurred and may accordingly seek instructions under
Section 12 and this Section 14 exclusively from the Swap Counterparty.

            Section 15. Assignment of Rights under the Swap Agreement or IRFC Contracts. The Trustee may consent to any transfer or assignment by the Swap Counterparty or IRFC Counterparty of its rights under the Swap Agreement or the IRFC Contracts respectively, so long as the Rating Agency shall have given its prior written confirmation that such transfer or assignment will not result in a reduction or withdrawal of the then current rating of the Certificates.

            Section 16. Accounting. Notwithstanding Section 3.16 of the Base Trust Agreement, "Independent Public Accountants' Administration Report," no such accounting reports shall be required. Pursuant to Section 4.2 of the Base Trust Agreement, "Reports to Certificateholders," the Trustee shall cause the statement described in Section 4.2 to be prepared and forwarded as provided therein.

            Section 17. No Investment of Amounts Received on Underlying Securities. All amounts received on or with respect to the Underlying Securities and all payments made to the Trust on or with respect to the Swap Agreement shall be held uninvested by the Trustee.

            Section 18. No Event of Default. There shall be no Events of Default defined with respect to the Certificates.

            Section 19. Notices. (a) All directions, demands and notices hereunder and under the Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered or mailed by first class mail, postage prepaid or by express delivery service or by certified mail, return receipt requested or delivered in any other manner specified herein, (i) in the case of the Trustor, to Synthetic Fixed-Income Securities, Inc., One Wachovia Center 301 South College Street, DC-7 Charlotte, NC 28288,
Attention: Structured Notes Desk, or such other address as may hereafter be furnished to the Trustee in writing by the Trustor, and (ii) in the case of the Trustee, to The Bank of New York, 101 Barclay Street, New York, NY 10286,
Attention: Corporate Trust, facsimile number (212) 815-2850, or such other address as may hereafter be furnished to the Trustor in writing by the Trustee.

            (b) For purposes of delivering notices to the Rating Agency under
Section 10.07 of the Base Trust Agreement, "Notice to Rating Agency," or otherwise, such notices shall be mailed or delivered as provided in such
Section 10.07, "Notice to Rating Agency," to: Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041; or such other address as the Rating Agency may designate in writing to the parties hereto.

            (c) In the event a Payment Default or an Acceleration occurs, the Trustee shall promptly give notice to the Swap Counterparty and to the Depositary or, for any Certificates which are not then held by the Depositary or any other depository, directly to the registered holders of the Certificates thereof. Such notice shall set forth (i) the identity of the issue of Underlying Securities, (ii) the date and nature of such Payment Default or Acceleration, (iii) the principal amount of the interest or principal in default, (iv) the Certificates affected by the Payment Default or Acceleration, and (v) any other information which the Trustee may deem appropriate.

            (d) Notwithstanding any provisions of the Agreement to the contrary, the Trustee shall deliver all notices or reports required to be delivered to or by the Trustee or the Trustor to the Certificateholders or the Swap Counterparty or IRFC Counterparty without charge to such Certificateholders or the Swap Counterparty or IRFC Counterparty.

            (e) The Trustee shall, in connection with any notice or delivery of documents to Certificateholders (whether or not such notice or delivery is required pursuant to the

Agreement), provide such notice or documents to the Swap Counterparty and IRFC Counterparty concurrently with the delivery thereof to the Certificateholders.

            Section 20. Access to Certain Documentation. Access to documentation regarding the Underlying Securities will be afforded without charge to any Certificateholder so requesting pursuant to Section 3.17 of the Base Trust Agreement, "Access to Certain Documentation." Additionally, the Trustee shall provide at the request of any Certificateholder without charge to such Certificateholder the name and address of each Certificateholder of Certificates hereunder as recorded in the Certificate Register for purposes of contacting the other Certificateholders with respect to their rights hereunder or for the purposes of effecting purchases or sales of the Certificates, subject to the transfer restrictions set forth herein.

            Section 21. Advances. There is no Administrative Agent specified herein; hence no person (including the Trustee) shall be permitted or obligated to make Advances as described in Section 4.3 of the Base Trust Agreement, "Advances."

            Section 22. Ratification of Agreement. With respect to the Series issued hereby, the Base Trust Agreement (including the grant of a security interest in Section 10.8 of the Base Trust Agreement with respect to the Underlying Securities conveyed hereunder), as supplemented by this Series Supplement, is in all respects ratified and confirmed, and the Base Trust Agreement as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument. To the extent there is any inconsistency between the terms of the Base Trust Agreement and this Series Supplement, the terms of this Series Supplement shall govern.

            Section 23. Counterparts. This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

            Section 24. Governing Law. This Series Supplement and each Certificate issued hereunder shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely therein without reference to such State's principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The State of New York is the securities intermediary's jurisdiction of the Securities Intermediary for purposes of the UCC.

            Section 25. Certificate of Compliance. The Trustor shall deliver to the Trustee and the Swap Counterparty on or prior to June 30 of each year prior to a Trust Termination Event the Officer's Certificate as to compliance as required by Section 6.1(b) of the Base Trust Agreement.

            Section 26. Certain Filing to be Made by the Trustee. In the event that an event requiring the sale of the Underlying Securities under this Agreement occurs and the Underlying Securities are liquidated at a loss, the Trustee will disclose pursuant to Treasury Regulation Section 1.6011-4 the loss in accordance with the procedures of such regulation, unless the Trustee obtains advice from counsel that such disclosure is not necessary. In general, the Trustee will (x) attach a completed Form 8886 to its tax return in the year the requisite loss occurs and (y) file a completed form with the Office of Tax Shelter Analysis (OTSA) at: Internal Revenue Service LM:PFTG:OTSA, Large and Midsize Business Division, 1111 Constitution Avenue., NW., Washington DC 20224 (or such other address subsequently required).

            Section 27. Establishment of Accounts. The Securities Intermediary and the Trustee hereby represent and warrant that:

            (a) Each Account for the Trust is a "securities account" within the meaning of Section 8-501 of the UCC and is held only in the name of the Trustee on behalf of the Trust. The Securities Intermediary is acting in the capacity of a "securities intermediary" within the meaning of Section 8-102(a)(14) of the UCC;

            (b) All Underlying Securities have been (i) delivered to the Securities Intermediary pursuant to the Agreement and (ii) credited to the Certificate Account; and

            (c) Each Account is an account to which financial assets are or may be credited, and the Securities Intermediary shall treat the Trustee as entitled to exercise the rights that comprise any financial asset credited to the Accounts.

            Section 28. Statement of Intent. It is the intention of the parties hereto that, for purposes of federal income taxes, state and local income and franchise taxes and any other taxes imposed upon, measured by or based upon gross or net income, the Trust shall be treated as a grantor trust, but failing that, as a partnership (other than a publicly traded partnership taxable as a corporation) and, in any event, shall not be classified as a corporation. The parties hereto agree that, unless otherwise required by appropriate tax authorities, the Trustee shall file or cause to be filed annual or other necessary returns, reports and other forms consistent with such intended characterization. In the event that the Trust is characterized by appropriate tax authorities as a partnership for federal income tax purposes, each Certificateholder, by its acceptance of its Certificate, agrees to report its respective share of the items of income, deductions, and credits of the Trust on its respective returns. As further consideration for each Certificateholder's purchase of a Certificate, each such Certificateholder is deemed to agree not to irrevocably delegate to any person (for a period of more than one year) authority to purchase, sell or exchange its Certificates.

            Each Certificateholder (and each beneficial owner of a Certificate) by acceptance of its Certificate (or its beneficial interest therein) agrees, unless otherwise required by appropriate tax authorities, to file its own tax returns and reports in a manner consistent with the characterization indicated above.

            Section 29. Filing of Partnership Returns. In the event that the Trust is characterized (by appropriate tax authorities) as a partnership for United States federal income tax purposes the Trustor agrees to reimburse the Trust for any expenses associated with the filing of partnership returns (or returns related thereto).

            Section 30. "Financial Assets" Election. The Securities Intermediary hereby agrees that the Underlying Securities credited to the Certificate Account and any Posted

Collateral credited to the Collateral Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC.

            Section 31. Trustee's Entitlement Orders. If at any time the Securities Intermediary shall receive any order from the Trustee directing the transfer or redemption of any Underlying Securities credited to the Accounts, the Securities Intermediary shall comply with such entitlement order without further consent by the Trustor or any other Person. The Securities Intermediary shall take all instructions (including without limitation all notifications and entitlement orders) with respect to the Accounts solely from the Trustee.

            Section 32. Conflict with Other Agreements. The Securities Intermediary hereby confirms and agrees that:

            (a) There are no other agreements entered into between the Securities Intermediary and the Trustor with respect to the Accounts. Each Account and all property credited to the Account is not subject to, and the Securities Intermediary hereby waives, any lien, security interest, right of set off, or encumbrance in favor of the Securities Intermediary or any Person claiming through the Securities Intermediary (other than the Trustee);

            (b) It has not entered into, and until the termination of the Agreement will not enter into, any agreement with any other Person relating to the Accounts and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders of any Person other than the Trustee; and

            (c) It has not entered into, and until the termination of the Agreement will not enter into, any agreement with any Person purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 31 hereof.

            Section 33. Additional Trustee and Securities Intermediary Representations. The Trustee and the Securities Intermediary each hereby represents and warrants as follows:

            (a) The Trustee and the Securities Intermediary each maintains its books and records with respect to its securities accounts in the State of New York;

            (b) The Trustee and the Securities Intermediary each has not granted any lien on the Underlying Securities nor are the Underlying Securities subject to any lien on properties of the Trustee or the Securities Intermediary in its individual capacity; the Trustee and the Securities Intermediary each has no actual knowledge and has not received actual notice of any lien on the Underlying Securities (other than any liens of the Trustee in favor of the beneficiaries of the Trust Agreement); other than the interests of the Trustee, the Certificateholders and the Swap Counterparty, the books and records of the Trustee and the Securities Intermediary each do not identify any Person as having an interest in the Underlying Securities; and

            (c) The Trustee and the Securities Intermediary each makes no representation as to (i) the validity, legality, sufficiency or enforceability of any of the Underlying Securities or (ii) the collectability, insurability, effectiveness or suitability of any of the Underlying Securities.

            Section 34. Additional Trustor Representations. The Trustor hereby represents and warrants to the Trustee as follows:

            (a) Immediately prior to the sale of the Underlying Securities to the Trustee, the Trustor, as Depositor, owned and had good and marketable title to the Underlying Securities free and clear of any lien, claim or encumbrance of any Person;

            (b) The Trustor, as Depositor, has received all consents and approvals required by the terms of the Underlying Securities to the sale to the Trustee of its interest and rights in the Underlying Securities as contemplated by the Agreement; and

            (c) The Trustor has not assigned, pledged, sold, granted a security interest in or otherwise conveyed any interest in the Underlying Securities (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released), except such interests sold pursuant to the Agreement. The Trustor has not authorized the filing of and is not aware of any financing statements against the Trustor that includes a description of the Underlying Securities, other than any such filings pursuant to the Agreement. The Trustor is not aware of any judgment or tax lien filings against Trustor.

            Section 35. Assessment and Attestation Requirements. The Trustee agrees to provide, at the Trustor's direction and expense (i) reports on assessments of compliance with servicing criteria and (ii) attestation reports on assessments of compliance with servicing criteria prepared by an independent public accountant sufficient for the Trustor on behalf of the Trust, both in order to satisfy the Trustor's obligations under Rules 13a-18 and 15d-18 of the Exchange Act and Items 1122 and 1123 of Regulation AB.

            Section 36. Additional Rights of the Swap Counterparty. Section
10.8 of the Base Trust Agreement is hereby modified for purposes of this Series Supplement to provide that the security interest referred to and created pursuant thereto in the Trust assets shall, in addition to the obligations provided for under Section 10.8(b)(3), secure all of the obligations of the Trustor and the Trust to the Swap Counterparty under the Swap Agreement and this Agreement. The Swap Counterparty shall have the rights of a third party beneficiary with respect to this Agreement.

            Section 37. Modification of Certain Provisions of Base Trust Agreement. The provisions of the Base Trust Agreement shall be modified as they are applied with respect to this Series of Certificates to provide that
(i) notwithstanding Section 3.9 of the Base Trust Agreement, the Certificate Account shall be held for the benefit of Certificateholders and the Swap Counterparty and amounts in the Certificate Account shall be used to make distributions to the Swap Counterparty as and when required under this Series Supplement, (ii) the appointment of any successor of the Trustee under Section
8.7 of the Base Trust Agreement shall be subject to the prior approval of the Swap Counterparty and (iii) notwithstanding Section 9.1(a) of the Base Trust Agreement and subject to the proviso therein, the respective obligations and responsibilities under this Agreement of the Trustor and the Trustee shall terminate upon the distribution to Certificateholders and the Swap Counterparty of all amounts held in all the Accounts and required to be paid to such Holders or the Swap Counterparty pursuant to this Agreement and the Swap Agreement on the Distribution Date coinciding with or following the final payment on or other liquidation of the Underlying Securities and the disposition of all amounts acquired therefrom in accordance with this Agreement and the Swap Agreement and the disposition of the final payments received under the Swap Agreement.

            Section 38. Evidence of Integration for Tax Purposes. The Trustee retains Exhibit E on behalf of each Certificateholder.

            Section 39. [reserved]



            Section 40. Identification of Straddle for Tax Purposes. The Trustee retains Exhibit G on behalf of each Certificateholder.

            IN WITNESS WHEREOF, the parties hereto have caused this Series Trust Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                       SYNTHETIC FIXED-INCOME SECURITIES, INC.


                                       By: /s/ Jeremy Swinson
                                          -------------------------------------
                                          Name:  Jeremy Swinson
                                          Title:  Vice President


                                       THE BANK OF NEW YORK, as Trustee and
                                       Securities Intermediary


                                      By: /s/ Kevin Pennant
                                          -------------------------------------
                                          Name:  Kevin Pennant
                                          Title: Assistant Vice President

                                                                     EXHIBIT A




        IDENTIFICATION OF THE UNDERLYING SECURITIES AS OF CLOSING DATE



Underlying Securities Issuer:         The Allstate Corporation

Underlying Securities:                5.95% Notes due 2036

Maturity Date/Final                   Scheduled April 1, 2036
Distribution Date:

Original Principal Amount Issued:     $650,000,000.

CUSIP No.:                            020002AT8.

Stated Interest Rate:                 5.95% per annum

Interest Payment Dates:               April 1 and October 1

Principal Amount of Underlying        $35,000,000
Securities Deposited Under Trust
Agreement:


The Underlying Securities will be held by the Trustee as securities entitlements credited to an account of the Trustee or its agent at the Depositary.

                                                                     EXHIBIT B


                 TERMS OF THE CERTIFICATES AS OF CLOSING DATE


Maximum Number of STRATSSM            1,400,000.
Certificates, Series 2006-3:

Aggregate Stated Amount of STRATSSM   $35,000,000.
Certificates, Series 2006-3:

Authorized Denomination:              $25 and integral multiples thereof.

Rating Agency:                        S&P.

Closing Date:                         April 28, 2006.

Record Date:                          With respect to any Distribution Date,
                                      the day immediately preceding such
                                      Distribution Date.

Trustee's Fees:                       The Trustee's fees shall be payable by
                                      the Trustor pursuant to a separate fee
                                      agreement between the Trustee and the
                                      Trustor.

Initial Certificate Registrar:        The Bank of New York

Corporate Trust Office:               The Bank of New York, 101 Barclay
                                      Street, New York, NY 10286 Attention:
                                      Corporate Trust Department, Regarding
                                      STRATSSM Trust For Allstate Corporation
                                      Securities, Series 2006-3

                                                                     EXHIBIT C




                              FORM OF CERTIFICATE



THIS CERTIFICATE REPRESENTS AN UNDIVIDED INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE TRUSTOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE DEPOSITED ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CERTIFICATE NUMBER:      1               $35,000,000 Certificate Stated Amount
CUSIP:   86310N202                                      1,400,000 Certificates
CERTIFICATE INTEREST RATE:                              Variable Floating Rate

                     STRATSSM CERTIFICATES, SERIES 2006-3

evidencing an undivided interest in the Trust, as defined below, the assets of which include $35,000,000 of 5.95% Notes issued by the Underlying Securities Issuer.

This Certificate does not represent an interest in or obligation of the Trustor or any of its affiliates.

      THIS CERTIFIES THAT Cede & Co. is the registered owner of a nonassessable, fully-paid, fractional undivided interest in STRATSSM Trust For Allstate Corporation Securities, Series 2006-3 (the "Trust") formed by SYNTHETIC FIXED-INCOME SECURITIES, INC., as Trustor (the "Trustor") evidenced by Certificates in the number and the Stated Amount set forth above.

      The Trust was created pursuant to a Base Trust Agreement, dated as of February 28, 2006 (as amended and supplemented, the "Agreement"), between the Trustor and The Bank of New York, a New York banking corporation, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the STRATSSM Certificates Series Supplement 2006-3, dated as of April 28, 2006 (the "Series Supplement" and, together with the Agreement, the "Trust Agreement"), between the Trustor and the Trustee. This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

      This Certificate is one of the duly authorized Certificates designated as "STRATSSM Certificates, Series 2006-3 (herein called the "Certificate" or "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The assets of the Trust include the Underlying Securities, all proceeds of the Underlying Securities and the Trust's rights under the Swap Agreement and the IRFC Contracts.

      Under the Trust Agreement, there shall be distributed on the dates specified in the Trust Agreement (a "Distribution Date"), to the person in whose name this Certificate is registered at the close of business on the related Record Date, such Certificateholder's fractional undivided interest in the amount of distributions of the Underlying Securities to be distributed to Certificateholders on such Distribution Date and distributions to the Trust under the Swap Agreement and the IRFC Contracts. The Underlying Securities will pay interest on April 1 and October 1 of each year. The principal of the Underlying Securities is scheduled to be paid on April 1, 2036. The Swap Agreement provides for payments on the 1st calendar day of each month, commencing on May 1, 2006. The IRFC Contracts provide for certain payments by the IRFC Counterparty to the Trust on each of the first thirteen Distribution Dates.

      The distributions in respect of this Certificate are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts as set forth in the Series Trust Agreement.

      The Underlying Securities held by the Trust are subject to the rights of the Swap Counterparty, as provided for in the Series Supplement and the Swap Agreement, and each Certificateholder, by accepting its Certificate, acknowledges such rights in accordance with the terms of the Series Supplement and the Swap Agreement.

      It is the intent of the Trustor and the Certificateholders that the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Internal Revenue Code of 1986, as amended. Except as otherwise required by appropriate taxing authorities, the Trustor and the Trustee, by executing the Trust Agreement, and each Certificateholder, by acceptance of a Certificate, agrees to treat, and to take no action inconsistent with the treatment of, the Certificates for such tax purposes as interests in a grantor trust and the provisions of the Trust Agreement shall be interpreted to further this intention of the parties.

      By acceptance of a Certificate, each Certificateholder (1) elects to integrate the Underlying Securities and the Swap Agreement for United States federal income tax purposes,

(2) authorizes and directs the trustee (or the trustee's agent) to retain, as part of the Certificateholder's books and records, information that (a) describes the Underlying Securities and the Swap Agreement, (b) identifies the two positions as integrated for federal income tax purposes and (c) describes the features of the resulting "synthetic" debt instrument and (3) agrees to retain copies of such information as provided to the Certificateholder by the Trust.

      Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder shall not, prior to the date which is one year and one day after the termination of the Trust Agreement, acquiesce, petition or otherwise invoke or cause the Trustor to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Trustor under any federal or state bankruptcy, insolvency, reorganization or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trustor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trustor.

      Certificates may not be acquired by or for the account of any employee benefit plan, trust or account, including an individual retirement account, that is subject to the requirements of Title I of the Employee Retirement Income Security Act of 1974, as amended, or that is described in Section 4975(e)(1) of the Code, or by or for the account of any entity whose underlying assets include any assets subject to these laws by reason of investment in that entity by such plans, trusts or accounts. By accepting and holding this Certificate, the holder of this Certificate will be deemed to have represented and warranted that it is not a plan or entity described above, and that its acquisition and holding of this Certificate are in compliance with the foregoing restrictions.

      The Trust Agreement permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

      Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

      A copy of the Trust Agreement is available upon request and all of its terms and conditions are hereby incorporated by reference and made a part hereof.

      THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.



                                       STRATSSM TRUST FOR ALLSTATE
                                       CORPORATION SECURITIES, SERIES 2006-3

                                       By:  THE BANK OF NEW YORK, not in its
                                       individual capacity but solely as
                                       Trustee


                                       By:
                                            ----------------------------------
                                            Authorized Signatory

Dated:  April 28, 2006

                   TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the STRATSSM Certificates, Series 2006-3, described in the Trust Agreement referred to herein.

THE BANK OF NEW YORK,
not in its individual capacity but solely as Trustee


By:
     -------------------------------------
     Authorized Signatory

                                  ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


-------------------------------------------------------------------------------


(Please print or type name and address, including postal zip code, of assignee) __________________________ the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing __________________ Attorney to transfer said Certificate on the books of the Certificate Register, with full power of substitution in the premises.

Dated:


                                                                            *
                                                     -----------------------



*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                     EXHIBIT D



                            FORM OF SWAP AGREEMENT

                                                                     EXHIBIT E


                   EVIDENCE OF INTEGRATION FOR TAX PURPOSES

            This information is retained on behalf of each Certificateholder and is intended to comply with requirements imposed by Section 1.1275-6(e) of the United States Treasury Regulations.

      (1) The date the qualifying debt instrument was issued or acquired (or is expected to be issued or acquired) by the taxpayer and the date the
      Section 1.1275-6 hedge was entered into by the taxpayer.

      The Trust acquired the qualifying debt instrument on April 28, 2006 and entered into the Section 1.1275-6 hedge on the same date. Each Certificateholder simultaneously acquires its interest in the qualifying debt instrument and enters into the Section 1.1275-6 hedge on the trade date identified in the trade confirmation for the purchase of Certificates.

      (2) A description of the qualifying debt instrument and the Section 1.1275-6 hedge.

      The qualifying debt instrument is $35,000,000 in aggregate principal amount of 5.95% Notes Due 2036 issued by The Allstate Corporation. The
      Section 1.1275-6 hedge is a swap agreement between the Trust and Wachovia Bank, N.A., as evidenced by an ISDA Master Agreement (including a schedule thereto) dated as of April 28, 2006 and as supplemented by a confirmation number 1381326, 1381327, in the form attached to this series supplement as Exhibit D.

      (3) A summary of the cash flows and accruals resulting from treating the qualifying debt instrument and the Section 1.1275-6 hedge as an integrated transaction (that is, the cash flows and accruals on the synthetic debt instrument).

            A single principal payment of $35,000,000 is payable on the maturity date of April 1, 2036. Interest payments at the three-month Treasury Bill rate plus 0.90% per annum (but no more than 7.50% per annum) (each such interest payment, an "Interest Payment") are payable on the 15th day of each calendar month (or if the 15th calendar day is not a business day, on the next succeeding business day).

            For any Interest Period (as hereinafter defined), the "three-month Treasury Bill rate" will be, with respect to any Interest Period, the USD-TBILL-H.15 rate for each Reset Date during the applicable Interest Period.

            For purposes hereof, the term "USD-TBILL-H.15 Rate" for any Interest Period shall mean the rate for a Reset Date which appears on either the Telerate Page 56 or the Telerate Page 57 opposite the three month designated maturity under the heading "INVEST RATE." If United States Treasury bills of the three month designated maturity have been auctioned on the Reset Date for that Interest Period but such rate for such Reset Date does not appear on either the Telerate Page 56 or the Telerate Page 57, the rate for that Reset Date will be the Bond Equivalent

Yield of the rate set forth in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, for that day in respect of the three month designated maturity under the caption "U.S. Government securities/Treasury bills/Auction high." If United States Treasury bills of the three month designated maturity have been auctioned on the Reset Date for that Interest Period but such rate for such Reset Date does not appear on either the Telerate Page 56 or the Telerate page 57 and such rate is not set forth in the H.15 Daily Update in respect of the three month designated maturity under the caption "U.S. Government securities/Treasury bills/Auction high" or another recognized electronic source, the rate for that Reset Date will be the Bond Equivalent Yield of the auction rate for those Treasury bills as announced by the United States Department of the Treasury. If the United States Treasury bills of the three month designated maturity are not auctioned during any period of seven consecutive calendar days ending on, and including, any Friday and the Reset Date for that Interest Period would have occurred during that seven-day period, a Reset Date will be deemed to have occurred on the day during that seven-day period on which such Treasury bills would have been auctioned in accordance with the usual practices of the United States Department of the Treasury, and the rate for that Reset Date will be determined as if the parties had specified "USD-TBILL-Secondary Market" as the applicable USD-TBILL-H.15 Rate. For purposes hereof, the terms "Bond Equivalent Yield", "H.15 Daily Update" and "USD-TBILL-Secondary Market" shall each have the meanings set forth in the Swap Agreement, and the term "Reset Date," for each Interest Period, shall mean the last Monday prior to the first day of such Interest Period.

             "Interest Period" means, with respect to the first distribution date, the period from and including the original issue date of the Certificates to, but excluding, May 1, 2006, and thereafter, so long as the Swap Agreement is in effect, the period from and including the 1st day of the preceding calendar month to, but excluding, the 1st day of the current calendar month.

            For each Interest Period, the term "Reset Date" means the last Monday prior to the first day of such Interest Period.

            "Telerate Page 56" and "Telerate Page 57" mean the display pages so designated on Moneyline's Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying the USD-TBILL-H.15 rate).

                                                                     EXHIBIT F



                            FORM OF IRFC CONTRACTS

                                                                     EXHIBIT G

 IDENTIFICATION OF STRADDLE POSITIONS UNDER SECTION1092(A)(2) OF THE INTERNAL
                            REVENUE CODEX PURPOSES


            This information is retained on behalf of each Certificateholder and is intended to comply with the requirements imposed by Section 1092(A)(2) of the Internal Revenue Code.

            This identification is made as of this April 28, 2006. and as of each date that a Certificateholder acquires a Certificate. For April 28, 2006, The positions identified are the Certificateholder's proportionate interest in the following:

            The debt instrument of $35,000,000 in aggregate principal amount of 5.95% Notes Due 2036 issued by The Allstate Corporation.

            The swap agreement between the Trust and Wachovia Bank, N.A., as evidenced by an ISDA Master Agreement (including a schedule thereto) dated as of April 28, 2006 and as supplemented by a confirmation number 1393468, 1404674, in the form attached to this series supplement as Exhibit D.

            The forward rate agreements between the Trust and Wachovia Bank, N.A., as evidenced by an ISDA Master Agreement (including a schedule thereto) dated as of April 28, 2006 and as supplemented by a confirmation numbers 1401515, 1401514, 1401513, 1401512, 1401508, 1401507, 1401506, 1401505,
1401504, 1401499, 1401498, 1401497, 1422829.

            After April 28, 2006 and as of each date that a Certificateholder acquires a Certificate ("Acquisition Date"). The positions identified are the Certificateholder's proportionate interest in the following:

            The debt instrument of $35,000,000 in aggregate principal amount of 5.95% Notes Due 2036 issued by The Allstate Corporation.

            The swap agreement between the Trust and Wachovia Bank, N.A., as evidenced by an ISDA Master Agreement (including a schedule thereto) dated as of April 28, 2006 and as supplemented by a confirmation number 1393468, 1404674, in the form attached to this series supplement as Exhibit D.

            Each remaining forward rate agreement on such Acquisition Date. For this purpose "each remaining forward rate agreement" shall mean each of those forward rate agreements between the Trust and Wachovia Bank, N.A., as evidenced by an ISDA Master Agreement (including a schedule thereto) dated as of April 28, 2006 as supplemented by a confirmation numbers 1401515, 1401514, 1401513, 1401512, 1401508, 1401507, 1401506, 1401505, 1401504, 1401499,
1401498, 1401497, 1422829, for which, as of the Acquisition Date, the termination date (within the meaning of such forward rate agreements) has not occurred.




                                     G-1